UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

STL MARKETING GROUP, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-55013	20-4387296
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Boulder Crescent, Suite 102

Colorado Springs, CO 80903

(Address of principal executive offices) (Zip Code)

(719) 219-5797

(Registrant’s telephone number, including area code)

[  ]     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 19, 2014, the Circuit Court of the Second Judicial Circuit in and for Leon County, Florida (the “Court”), entered an order (the “Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with a stipulation of settlement (the “Settlement Agreement”) between STL Marketing Group, Inc., a Colorado corporation (the “Company”), and Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”), in the matter entitled Tarpon Bay Partners, LLC v. STL Marketing Group, Inc., Case No. 2014-CA-278 (the “Action”). Tarpon commenced the Action against the Company on February 6, 2014 to recover an aggregate of $519,281.96 of past-due accounts payable of the Company, which Tarpon had purchased from certain service providers of the Company pursuant to the terms of separate receivable purchase agreements between Tarpon and each of such vendors (the “Assigned Accounts”), plus fees and costs (the “Claim”). The Assigned Accounts relate to certain legal, accounting, and financial services.  The Order provides for the full and final settlement of the Claim and the Action. The Settlement Agreement became effective and binding upon the Company and Tarpon upon execution of the Order by the Court on March 19, 2014.

Pursuant to the terms of the Settlement Agreement approved by the Order, the Company shall issue and deliver to Tarpon shares (the “Settlement Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”) in one or more tranches as necessary, and subject to adjustment and ownership limitations, sufficient to generate proceeds such that the aggregate Remittance Amount (as defined in the Settlement Agreement) equals the Claim. In addition, pursuant to the terms of the Settlement Agreement, the Company issued to Tarpon a convertible promissory note in the principal amount of Twenty Five Thousand Dollars ($25,000) (the “Note”). Please see Item 2.03 of this Current Report on Form 8-K for more detailed terms of the Note.

The Settlement Agreement provides that in no event shall the number of shares of Common Stock issued to Tarpon or its designee in connection with the Settlement Agreement, when aggregated with all other shares of Common Stock then beneficially owned by Tarpon and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), result in the beneficial ownership by Tarpon and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 9.99% of the Common Stock.

Furthermore, the Settlement Agreement provides that, for so long as Tarpon or any of its affiliates hold any Settlement Shares, neither the Company nor any of its affiliates shall, without the prior written consent of Tarpon (which may not be unreasonably withheld): (1) vote any shares of Common Stock owned or controlled by it (unless voting in favor of a proposal approved by a majority of the Company’s Board of Directors), (2) or solicit any proxies or seek advise or influence any person with respect to any voting securities of the Company; in favor of (i) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries, (ii) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (iii) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (iv) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (v) taking any action which would impede the purposes and objects of the Settlement Agreement or (vi) taking any action, intention, plan or arrangement similar to any of those enumerated above.

The description of the Settlement Agreement and the Order does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference, and the Order, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Pursuant to the Settlement Agreement, on March 20, 2014 (the “Issuance Date”), the Company issued a convertible promissory note in the principal amount of $25,000 in favor of Tarpon (the “Note”). The Note is due on September 20, 2014 and bears interest at a rate of ten percent (10%) on the principal amount or such lesser principal amount following the conversion(s) of the Note (the “Outstanding Principal Amount”). Accrual of interest shall commence on the Issuance Date and continue until the Company repays or provides for repayment in full of the Outstanding Principal Amount. The Note is convertible into shares of the Company’s common stock at a conversion price for each share of Common Stock at a fifty percent (50%) discount from the lowest closing bid price in the thirty (30) trading days prior to the day that Tarpon requests conversion (the “Conversion Price”), unless otherwise modified by mutual agreement between the Company and Tarpon; provided that if the closing bid price for the Common Stock on the clearing date is lower than that used for the Conversion Price, then the Conversion Price shall be adjusted such that the discount shall be taken from the closing bid price on the clearing date, and the Company shall issue additional shares to Tarpon to reflect such adjusted conversion price. For interest that accrues pursuant to the terms of the Note, the conversion price shall be $0.001, par value, regardless of the trading price.

The above description of the Note does not purport to be complete and is qualified in its entirety by the full text of the document itself.

Item 3.02. Unregistered Sale of Equity Securities.

The issuance of Common Stock to Tarpon pursuant to the terms of the Settlement Agreement approved by the Order is exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities underlying the Note pursuant to Section 4(2) of the Act. The transaction does not involve a public offering, Tarpon is an “accredited investor” and/or qualified institutional buyer and Tarpon has access to information about us and its investment.

The information set forth in Item 1.01 and Item 2.03 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and Stipulation between the Company and Tarpon, dated February 14, 2014

10.2	Convertible Promissory Note, dated March 20, 2014

99.1	Order Granting Approval of Settlement Agreement and Stipulation, dated March 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STL MARKETING GROUP, INC.

Date: March 25, 2014	By:	/s/ Jose P. Quiros
	Name:	Jose P. Quiros
	Title:	Chief Executive Officer